Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-198193, as amended, on
Form N-2 of our report dated September 24, 2014 relating to the financial statements of BlackRock Science and Technology Trust appearing in the Statement of Additional Information, and to references to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which are part of such Registration Statement.

/s/  Deloitte & Touche LLP

Philadelphia, Pennsylvania

September 24, 2014